UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2009

SMARTLINX INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51714	74-3152432
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1400 Kennedy Blvd.
Union City, NJ	07087
(Address of principal executive	(Zip Code)
offices)

Registrant's telephone number, including area code (360) 306-1133

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.03	AMENDMENTS TO THE ATRICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Smartlinx Inc. (the "Company") is clarifying its annual and quarterly filing requirements as a result of the change in its fiscal year end.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on October 13, 2009, the Company changed its fiscal year end from August 31 to March 31. The change in the fiscal year end was a result of the Company’s acquisition of Smartlinx VoIP Networks Private Limited (“Smartlinx VoIP”).

As per the SEC Financial Reporting Manual, the Company is required to file, beginning with the period during which the reverse acquisition was completed, its periodic reports based upon Smartlinx VoIP’s fiscal year end of March 31. Accordingly, the Company is not required to file a Quarterly Report for the period ended November 30, 2009 and instead will be required to file a Quarterly Report for the period ended December 31, 2009 by February 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTLINX INC.

Date: January 22, 2010
	By:	/s/ Abraham Joy

ABRAHAM JOY
President and Chief Executive Officer